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                                                                  EXHIBIT 10.6.1


                     EMPLOYMENT TERMINATION,
            CONSULTING, AND NON-COMPETITION AGREEMENT


THIS EMPLOYMENT TERMINATION, CONSULTING, AND NON-COMPETITION
AGREEMENT is made and entered this 7th  day of February, 1996,
                                   ---
effective as of November 1, 1995, by and between Optical Security
Group, Inc. ("OpSec Inc."), Optical Security Industries Plc ("OpSec Plc"), and Peter H. L. Woodd ("Woodd").

                             RECITALS

     A. OpSec Plc (formerly known as ELEF PLC) is a wholly owned subsidiary of OpSec Inc. (formerly known as TSL Incorporated).

     B. By a Contract of Employment ("Contract of Employment") executed as of May 1, 1994, Woodd's terms of employment as an employee of OpSec Plc were varied.

     C. The Contract of Employment was part of a transaction in which OpSec Inc. acquired all of the shares of ELEF pursuant to a Stock Purchase Agreement executed as or May 1, 1994, between Woodd and OpSec Inc. Unless otherwise stated, "OpSec" shall refer collectively to OpSec Inc. and all of its subsidiaries.

     D. Since June of 1994, Woodd has been a member of the board of directors of OpSec Inc., has been managing director of OpSec Plc, and has served as an officer and member of the boards of directors of certain of OpSec Inc.'s other subsidiaries.

     E.   During April of 1995, Woodd's terms of employment were varied.

     F. The parties have agreed that Woodd's employment relationship with OpSec and specifically OpSec Plc shall be terminated and replaced with this agreement.

          THEREFORE, in consideration of the Recitals, the mutual promises and undertakings set forth below, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the parties, intending to be bound, agree as follows:

     1.   Employment Termination. The Contract of Employment, including Woodd's
          ----------------------
employment relationship with OpSec Inc., OpSec Plc, and any and all of its subsidiaries is terminated effective November 1, 1995. Except as otherwise provided in this agreement, any and all rights Woodd has or has had to employment benefits and perquisites of employment are terminated as of November 1, 1995.

     2.   Consulting Arrangement. OpSec hereby engages Woodd as a consultant, to
          ----------------------
provide such services, if any, as Woodd and OpSec shall mutually agree, for a period of six (6) months after November 1, 1995, in connection with (a) assisting OpSec in the orderly
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transition to other employees and officers of OpSec of his relationships with
OpSec suppliers, customers and others, and (b) maintaining and enhancing OpSec's relationships with its suppliers, customers and others. Woodd will report directly to Richard H. Bard, OpSec's Chief Executive Officer.


     3.   Trade Secrets and Non-Competition. In order to protect the goodwill,
          ---------------------------------
trade secrets and trade connections of OpSec, Woodd covenants that he will not:


          a. At any time disclose or make use of OpSec's trade secrets and other confidential information which he may have acquired during the period of his employment relating to the business, products (whether in development or developed), processes, procedures, financial affairs, future plans, contracts or terms of contracts, technical data, equipment, staff or requirements of OpSec, whether or not that information was originated by Woodd or disclosed to him intentionally or unintentionally by OpSec in the course of his employment or otherwise, and whether or not he was authorized to receive such information PROVIDED THAT the provisions of this subparagraph shall cease to apply to information which enters the public domain other than directly or indirectly by reason of the default of Woodd.

          b. During the period of sixty (60) months commencing November 1, 1995, carry on, assist in carrying on or be engaged or otherwise interested in, whether as a shareholder (loan creditor), director, consultant, employee or self-employed person or in any other capacity, any business which competes with any business carried on by OpSec at November 1, 1995. This provision shall not prohibit Woodd from being the holder of or being beneficially interested in shares or securities which are quoted on a Stock Exchange or from carrying on, assisting in carrying on or being engaged or otherwise interested in any business that does not utilize holographic products including laser, dot matrix, or computer generated holography techniques, or lenticular or dimensional printing techniques in the goods or services it provides.

          c. During the period of sixty (60) months commencing November 1, 1995, directly or indirectly solicit or seek to procure orders for any goods or services that are competitive with goods or services offered by OpSec at November 1, 1995, from any person, firm or company who or which was a client or customer of OpSec during the period of his employment. This provision shall not prohibit Woodd from soliciting or seeking to procure orders for any goods or services that do not utilize holographic products including laser, dot matrix, or computer generated holography techniques, or lenticular or dimensional printing techniques.

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          d.   During the period of sixty (60) months commencing November 1,
     1995, either on his own account or for any other person, firm or company, solicit the services of, or endeavor to entice away from OpSec, any director, employee or consultant of OpSec (whether or not such a person would commit any breach of his contract of employment or engagement by reason of leaving the service of OpSec) nor shall he knowingly employ, aid or assist in, or procure the employment by any other person, firm or company of any such person.

          e. During the period of sixty (60) months commencing with November 1, 1995, directly or indirectly, do any business with or have any dealings with any person, firm or company who or which was a client or customer of OpSec during his employment with OpSec provided always that nothing contained in this subparagraph shall be deemed to prohibit activities which are not in competition with any business carried on by OpSec at the date of this agreement, or which relate to goods or services that do not utilize holographic products including laser, dot matrix, or computer generated holography techniques, or lenticular or dimensional printing techniques.

          f. During the period of sixty (60) months commencing with November 1, 1995, either on his own account or for any other person, firm or company, directly or indirectly interfere with or attempt to interfere with the business or employees of OpSec, or the relations subsisting between OpSec and any person, firm or company who or which was at the date of this agreement a client, customer, supplier, agent or distributor of or for OpSec provided always that nothing contained in this subparagraph shall be deemed to prohibit activities which are not in competition with any business carried on by OpSec at the date of this agreement or which relate to goods or services that do not utilize holographic products including laser, dot matrix, or computer generated holography techniques, or lenticular or dimensional printing techniques.


PROVIDED HOWEVER, that on April 30, 1997, Woodd shall be released from the obligations set forth in paragraphs 3 (b), (c), (d), (e), and (f), above, except to the extent that OpSec is able to prove that non-compliance by Woodd with any of such obligations after that date has or would have a material adverse effect on OpSec or any of its subsidiaries.

Each of the parties hereto hereby acknowledges that the duration, extent and application of the restrictions set forth above are reasonable and no greater than necessary for the protection of the goodwill, trade secrets and trade connections of OpSec, and that if any of the restrictions contained above shall be found to be void but would be valid if some part thereof were deleted, such

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restriction shall apply with such modifications as may be necessary to make the restriction valid and effective.

The parties declare that the benefit of each of the covenants and obligations on Woodd's part contained in each of the subparagraphs of this paragraph 3 shall be deemed to be separate, distinct and severable from each other and enforceable by OpSec accordingly.


     4.   Proprietary Materials.  Woodd represents and warrants to
          ---------------------
OpSec that he has no OpSec proprietary materials in his possession, including, but not limited to, OpSec customer lists, products, product descriptions and specifications, drawings, accounting information, contracts, contract information, OpSec credit cards, office keys, equipment and supplies.


     5.   Compensation.
          ------------
          a.   Consulting Payments.  OpSec (including OpSec Inc.
               -------------------
     and OpSec Plc) jointly and severally agree to cause to be pay to Woodd $8,203.00 ( being $15,000.00 less $6,797.00 Woodd acknowledges he already has received) in consideration for his undertaking the obligations set forth in paragraph 2 above. Said $8,203.00 shall be paid on or before February 9, 1996. The parties declare that Woodd's entitlement to the said sum becomes accrued and vested on the execution of this agreement and will not be affected in any way by any subsequent event whatsoever, including without limitation, death or incapacity of Woodd, failure by Woodd to provide any services requested by OpSec, or alleged or actual breach by Woodd of any term of this agreement other than his breach of any covenant contained in paragraph 3 above.

          b.   Non-competition Payment.  OpSec (including OpSec
               -----------------------
     Inc. and OpSec Plc) jointly and severally agrees to pay Woodd $135,000.00 (without set-off or counterclaim except as may arise from his breach of any covenant contained in paragraph 3 above) as full payment for his non-competition covenants contained in paragraph 3. Said $135,000.00 shall be paid in one lump sum on or before February 9, 1996.

          c.   Pension Loan.  OpSec (including OpSec Inc. and OpSec
               ------------
     Plc) jointly and severally shall cause OpSec Plc to repay its loan from Woodd's pension plan on or before February 9, 1996.

          d.   Health Insurance.   OpSec (including OpSec Inc. and
               ----------------
     OpSec Plc) jointly and severally agrees to cause Woodd's health insurance plan, covering Woodd, his wife and his children provided through Blue Cross, to continue and remain in force through the earlier of the date Woodd withdraws from the plan or April 30, 1997. OpSec Inc. and OpSec Plc jointly

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     and severally agree to pay the premiums to maintain this plan in force in a monthly amount not to exceed its monthly cost as of November 1, 1995. Woodd will execute such reasonable documents as OpSec may request, including but not limited to COBRA forms, to effectuate the purposes of this subparagraph.

          e.   School Fees.   OpSec (including OpSec Inc. and OpSec
               -----------
     Plc) jointly and severally agree to assume responsibility for and indemnify Woodd against all outstanding liabilities in respect of fees owed by Woodd, if any, to Ruxton School.
     Woodd agrees to use all reasonable endeavors to assist OpSec in disputing or settling any such liabilities provided that such assistance shall in no way limit the liabilities assumed by OpSec under this paragraph.

          f.   Expenses. Subject to sub-paragraph (e) above, OpSec
               --------
     (including OpSec Inc. and OpSec Plc) jointly and severally agrees to pay to Woodd the sum of $30,000.00 on or before February 9, 1996, in full and final satisfaction of any and all claims Woodd has, or might have, in respect of reimbursement of relocation expenses incurred by Woodd at the request of OpSec prior to the termination of his employment and legal fees, costs, and expenses incurred in negotiating this agreement. In addition, OpSec (including OpSec Inc. and OpSec Plc) jointly and severally agrees to reimburse to Woodd any expenses reasonably and properly incurred by Woodd in the course of providing consulting services to OpSec hereunder, but in no event shall this sentence entitle Woodd to any payment in respect to expenses incurred by Woodd prior to termination of his employment. Woodd shall provide to OpSec an itemized list of expenses actually incurred during the period of his consulting services hereunder no later than April 30, 1996. OpSec shall reimburse such expenses no later than seven (7) business days after receiving Woodd's itemization.

          g.   Acceleration.  All sums from time to time payable by
               ------------
     OpSec Inc. and/or OpSec Plc under the terms of this agreement shall immediately be accelerated and be due if any of the following events shall occur:

               (i) Failure by OpSec Inc. and OpSec Plc to pay any sum due hereunder on its due date as defined below;

               (ii) Richard H. Bard ceasing to be Chief Executive Officer of OpSec;

               (iii) any steps being taken in relation to bankruptcy, liquidation, receivership, administrative receivership, administration, composition with creditors or insolvency of OpSec Inc. or any of its subsidiaries or

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          any analogous event under the laws of any relevant
          jurisdiction; or,

               (iv) OpSec Inc. (or any of its present subsidiaries) coming under the control, direct or indirect, or any person or entity that does not presently control the same, PROVIDED THAT this subparagraph shall not apply to any internal OpSec reorganization that does not involve any change of ultimate control;

     and, upon the occurrence of any of the foregoing events described in subparagraphs 5(g)(i) or 5(g)(iii), Woodd shall be released from all further obligations hereunder.

          h.   Method of Payment.  All sums payable to Woodd
               -----------------
     hereunder shall be paid by check mailed to Woodd or to such bank in the USA or elsewhere, or if requested by Woodd, by wire transfer, as Woodd shall designate by informing OpSec in writing.

          i.   Withholding - Taxes.  OpSec will not withhold any
               -------------------
     amounts for taxes from the payments provided for in this paragraph 5. Woodd agrees that it is his responsibility to report all such payments properly to the relevant taxing authorities, and he shall indemnify and hold OpSec harmless from any and all applicable tax withholding requirements.

     6.   OpSec Shares, Warrants and Options.  Woodd shall retain
          ----------------------------------
all of his current OpSec warrants, and options granted to and vested in him prior to November 1, 1995, exercisable in accordance with their terms. OpSec hereby acknowledges receipt of requests dated November 16, 1995, from Woodd, Charlotte C. Woodd, Woodd and Charlotte C. Woodd (jointly), the Reredos Corporations "Lit A/C" and "FT A/C" (collectively "Requesting Parties"), all as holders of OpSec common stock, to register all remaining shares held by each such holder. Woodd agrees on behalf of the Requesting Parties that such registration shall not be necessary prior to May 1, 1996, and shall not then be required if the Requesting Parties are as able to freely sell or otherwise dispose of their shares without registration as with registration.

     7.   Directorship and Officer Resignation.  By his signature
          ------------------------------------
to this agreement, Woodd resigns as an officer and director of OpSec and each of its subsidiaries effective as of November 1, 1995. OpSec shall hold Woodd indemnified from any liabilities Woodd may suffer as a result of his presence on the Board of Directors of any OpSec entity from November 1, 1995, to the date this agreement actually is signed. Such indemnity shall not extend to violations of law knowingly committed by Woodd.

     8.   Mutual Release.  Except as expressly provided herein,
          --------------
execution of this agreement constitutes a full and final release,

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accord, and satisfaction of any and all claims, demands, and obligations, including attorneys fees, costs and disbursements, which (a) Woodd may have against OpSec, its affiliates, subsidiaries, directors, officers, employees, agents, servants, and legal representatives, and which (b) OpSec, its affiliates, subsidiaries, directors, officers, and legal representatives may have against Woodd, arising in any manner from Woodd's employment with OpSec or his status as an officer and member of OpSec's board of directors. These releases pertain to any and all matters from the beginning of Woodd's relationship with OpSec's board of directors. These releases pertain to any and all matters from the beginning of Woodd's relationship with OpSec to the date of this agreement, liquidated or unliquidated, matured or unmatured, known or unknown, of any kind or nature. However, nothing herein shall affect Woodd's rights in respect of his OpSec Inc. shares, warrants and options including, without limitation, the registration rights set forth in the Stock Purchase Agreement.


     9.   Miscellaneous.
          -------------
          a.   Assignment.  Neither this agreement nor any interest
               ----------
     herein, or claim hereunder is assignable or transferable by either party.

          b.   Succession.  Subject to paragraph 9(a), this
               ----------
     agreement shall be binding upon, and inure to the benefit of, the parties, their heirs, successors, and legal representatives.

          c.   Construction.  The titles appearing herein are used
               ------------
     for purpose of convenience only and shall in no way change the meaning of this agreement.

          d.   Governing Law.  This agreement shall be governed by
               -------------
     and construed under the laws of the state of Colorado. The venue for any proceeding brought to enforce the terms of this agreement shall be set in the City and County of Denver, state of Colorado, and each party consents to the personal jurisdiction of the courts sitting in such venue.

          e.   Entireties.  This agreement constitutes the entire
               ----------
     agreement between the parties. No modification of this agreement shall be binding unless in writing and signed by both parties.

          f.   Severability.  If any provision of this agreement is
               ------------
     found to be illegal, or unenforceable for any reason whatsoever, the agreement shall be interpreted and construed without reference to such provision, and the balance of the agreement shall remain in full force and effect.

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          g.   Cooperation.  The parties agree to execute such
               -----------
     additional documents and take such action as may be required to effectuate the purposes of this agreement.

          h.   Remedies - Attorneys Fees.  If either party obtains
               -------------------------
     or engages an attorney or attorneys for the purpose of enforcing its rights under the terms of this agreement for negotiation, litigation, arbitration, or other alternative dispute resolution procedure, the substantially prevailing party shall be entitled to recover its attorneys fees, costs, and disbursements in addition to any other relief sought or awarded.

          i.  Notices.  Any notices provided or required under the
              -------
     terms of this agreement shall be effective immediately when provided by facsimile transmission or personal delivery, or three days after being placed in the United States mail with postage prepaid, and addressed as follows:

          If to OpSec,

               Optical Security Group, Inc.
               534 16th Street
               Suite 920
               Denver, Colorado  80202
               Attention:  Richard H. Bard, CEO
               Fax: (303) 534-1010

          with a copy to

               Charles H. Jacobs, Esq.
               950 South Cherry Street
               Suite 900
               Denver, Colorado  80222
               Fax: (303) 753-9997

          If to Woodd,

               Mr. Peter H. L. Woodd
               339 Stablers Church Road
               Parkton, Maryland  21120


          with a copy to,

               Ian Fagelson, Esq.
               Warner Cranston, Solicitors
               Pickfords Wharf, Clink Street
               London SE1 9DG
               Great Britain
               Fax:  44-171-403-4221

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          j.  Time.  Time is of the essence of this agreement.
              ----

          k.  Counterparts.  This agreement may be executed in
              ------------
     counterparts without affecting its validity.

     IN WITNESS WHEREOF, the parties have executed this Employment Termination, Consulting, and Non-Competition Agreement on the date first above written, effective as of November 1, 1995.


OPTICAL SECURITY GROUP, INC.,
OPTICAL SECURITY INDUSTRIES, PLC
AND ALL SUBSIDIARIES OF EACH




By: /s/ Richard H. Bard              By: /s/ Peter H.L. Woodd
    --------------------                 --------------------
    Richard H. Bard, CEO                 Peter H.L. Woodd

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